UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2009

CHINA ELITE INFORMATION CO., LTD

 (Exact Name of Registrant as Specified in Charter)

British Virgin Islands	000-25591	11-3462369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o DeHeng Chen, LLC, 225 Broadway, Suite 1910, NY, NY	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 608-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

On April 2, 2009, China Elite Information Co., Ltd. (the “Registrant”) appointed Lynda R. Keeton CPA, LLC (“Keeton”) as the Registrant’s independent registered public accounting firm. Keeton has been engaged to review the Registrant’s unaudited interim financial information, commencing with the quarter ended February 28, 2009, and to perform an audit of the Company and report on the financial statements for the fiscal year ending November 30, 2009.

The decision to appoint Keeton was recommended and approved by the sole director of the Registrant.

Prior to the engagement of Keeton, the Registrant did not consult with such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to this item) or a reportable event (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K and the related instructions to this item). The Registrant also did not consult with Keeton regarding the type of audit opinion which might be rendered on the Registrant's financial statements and no oral or written report was provided by Keeton.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELITE INFORMATION CO., LTD.

By:	/s/ Li Kin Shing
Li Kin Shing
President and Chief Executive Officer

Dated: April 7, 2009